UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

FIRST COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (858) 756-3023

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On September 13, 2005, First Community Bancorp (“First Community”) and Cedars Bank (“Cedars”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, First Community will acquire Cedars through a merger of a wholly owned subsidiary of First Community (the “Merger Sub”) with and into Cedars, with Cedars as the surviving corporation (the “Merger”).  Subsequent to the Merger it is expected that Cedars will be merged with and into First Community’s wholly owned subsidiary Pacific Western National Bank, with Pacific Western surviving the transaction.  A copy of the Merger Agreement is filed with this report as Exhibit 2.1 and is incorporated by reference herein.  A copy of the press release announcing the execution of the Merger Agreement is also attached to this report as Exhibit 99.1.

The Merger Agreement

On the terms and subject to the conditions of the Merger Agreement, which has been approved by the Board of Directors of each of First Community and Cedars, at the effective time of the Merger (the “Effective Time”), all of the outstanding common stock and options of Cedars will be acquired by First Community for $120.0 million in cash.

First Community and Cedars have made customary representations, warranties and covenants in the Merger Agreement.  In addition, Cedars has agreed to cause a meeting of the holders of Cedars common stock to consider adoption of the Merger Agreement.  Cedars has made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or providing confidential information in connection with, any proposals for alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of Cedars’ shareholders, (ii) approval of regulatory authorities and (iii) the absence of any law or order prohibiting the consummation of the Merger.  In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants and (iii) each of the net equity value and the allowance for loan losses of Cedars meeting certain minimum thresholds.

The Merger Agreement contains certain termination rights for both Cedars and First Community and provides that, upon termination of the Merger Agreement under specified circumstances, either Cedars or First Community may be required to pay the other party a termination fee of $3,600,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 hereto.

Other than in respect of the Merger Agreement, there is no material relationship between First Community or its affiliates and Cedars or its affiliates.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 13, 2005, by and between First Community Bancorp and Cedars Bank.

99.1	Press release dated September 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCORP

Date: September 14, 2005	By:	/s/ Jared M. Wolff
		Name:	Jared M. Wolff
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 13, 2005, by and between First Community Bancorp and Cedars Bank.

99.1	Press release dated September 13, 2005.